UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   PowerShares Exchange-Traded Fund Trust
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             (Exact name of registrant as specified in its charter)

   Massachusetts                                     (See Next Page)
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   (State of incorporation or organization) (I.R.S. Employer Identification No.)

855 West Prairie Avenue, Wheaton, Illinois 60187
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   (Address of principal executive offices)                 (Zip Code)
Securities to be registered pursuant to
          Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered


Shares of beneficial interest, $.01 par value    American Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-102228; 811-21265.

Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the shares of beneficial interest, $.01 par value, of PowerShares Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

         The Trust is an "index fund" currently consisting of two (2) separate investment portfolios. Each of the Trust's two investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

         PowerShares Dynamic Market Portfolio        01-0772019

         PowerShares Dynamic OTC Portfolio           01-0772023

ITEM 2. EXHIBITS.

1. Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

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2. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

4. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (c) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PowerShaes Exchange-Traded Fund Trust
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Date: April 16, 2003
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By: /s/ H. Bruce Bond
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        H. Bruce Bond
        CEO


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